Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Second Quarter 2025 Operating Results
Indianapolis, Indiana, July 30, 2025 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2025. For the quarters ended June 30, 2025 and 2024, net income attributable to common shareholders was $110.3 million, or $0.50 per diluted share, compared to a net loss of $48.6 million, or $0.22 per diluted share, respectively. For the six months ended June 30, 2025 and 2024, net income attributable to common shareholders was $134.0 million, or $0.61 per diluted share, compared to a net loss of $34.5 million, or $0.16 per diluted share, respectively.
Company raises 2025 guidance
Leased approximately 1.2 million square feet at 17.0% comparable blended cash leasing spreads
Formed a second Joint Venture (“JV”) with GIC by contributing three seed assets, generating gross proceeds of $112.1 million
Sold Fullerton Metrocenter (Los Angeles MSA) for gross proceeds of $118.5 million
Issued $300 million of 5.20% senior unsecured notes due August 2032
“The KRG team delivered another outstanding quarter, driven by strong operational performance, excellent execution on the transactional front, and an opportunistic bond issuance,” said John A. Kite, Chairman and Chief Executive Officer. “Due to persistent and deep tenant demand across our centers, we are securing higher starting rents, improved embedded escalators, better-capitalized retailers, and a far more vibrant merchandising mix. Our disciplined sources-and-uses approach enabled us to buy a majority stake in Legacy West, monetize minority interests in three larger-format assets, and sell additional non-core assets in an earnings-accretive, value-enhancing manner.”
Second Quarter 2025 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $114.0 million, or $0.51 per diluted share.
▪Generated Core FFO of the Operating Partnership of $113.2 million, or $0.50 per diluted share.
▪Same Property Net Operating Income (NOI) increased by 3.3%.
▪Executed 170 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 17.0% on 133 comparable leases, including 31.3% on 38 comparable new leases, 19.7% on 52 comparable non-option renewals, and 8.2% on 43 comparable option renewals.
▪Cash leasing spreads of 25.5% on a blended basis for comparable new and non-option renewal leases.
▪Executed 11 new anchor leases representing approximately 207,000 square feet at comparable cash leasing spreads of 36.6%.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $22.02 at June 30, 2025, a 5.4% increase year-over-year.
▪Retail portfolio leased percentage of 93.3% at June 30, 2025, a 150-basis point decrease year-over-year, primarily driven by recent anchor bankruptcies.

▪Small shop leased percentage of 91.6% at June 30, 2025, an 80-basis point increase year-over-year.
▪Portfolio leased-to-occupied spread at period end of 290 basis points, which represents $31.6 million of signed-not-open NOI.
Second Quarter 2025 Capital Allocation Activity
▪As previously announced, entered into a JV with GIC with the purpose of co-investing in high-quality, open-air retail and mixed-use assets. The JV completed the acquisition of Legacy West (Dallas/Fort Worth MSA), an iconic mixed-use destination, for $785 million ($408 million at KRG’s share). As part of the acquisition, the JV assumed a $304 million mortgage ($158 million at KRG’s share) at a 3.8% coupon. The Company is the operating member of the JV, and under the terms of the arrangement, owns a 52.0% interest.
▪Entered into a second JV with GIC by contributing three larger-format shopping centers in Texas and Florida. The three seed assets total approximately 921,000 square feet of owned GLA and include The Landing at Tradition (Port St. Lucie MSA), Denton Crossing (Dallas/Fort Worth MSA), and Parkway Towne Crossing (Dallas/Fort Worth MSA). The Company’s contribution to the JV generated gross proceeds of approximately $112.1 million while maintaining a 52.0% ownership interest. The Company is the operating member of the JV and will earn market-rate management fees.
▪As previously announced, sold Stoney Creek Commons (Indianapolis MSA), an 84,094 square foot center, for $9.5 million.
▪Sold Fullerton Metrocenter (Los Angeles MSA), a 241,027 square foot center, for $118.5 million.
▪Subsequent to quarter end, sold Humblewood Shopping Center (Houston MSA), an 85,682 square foot center, for $18.3 million.
Second Quarter 2025 Balance Sheet Overview
▪As of June 30, 2025, the Company’s net debt to Adjusted EBITDA was 5.1x.
▪Issued $300 million of senior unsecured notes due August 15, 2032 at a fixed interest rate of 5.20%. The Company used the proceeds to repay borrowings on its revolving credit facility and its $150 million unsecured term loan that was scheduled to mature on July 17, 2026 with no prepayment penalties. The Company expects the remaining proceeds will be used to repay its $80 million senior unsecured notes that mature on September 10, 2025.
▪Subsequent to quarter end, the Company closed on pricing amendments with respect to the Company’s senior unsecured credit facilities that eliminate the SOFR credit spread adjustment applicable to such facilities. As a result, the interest rate is reduced by 10 basis points on each of the Company’s $1.1 billion unsecured revolving credit facility, $250 million unsecured term loan maturing on October 24, 2028, and $300 million unsecured term loan maturing on July 29, 2029 (the “2029 Term Loan”). In addition, the pricing amendment also reduces the interest rate margin applicable to the 2029 Term Loan, which at the Company’s current credit rating level results in an additional 30-basis point interest rate reduction for such loan.
Dividend
On July 28, 2025, the Company’s Board of Trustees declared a third quarter 2025 dividend of $0.27 per common share, which represents a 3.8% year-over-year increase. The third quarter dividend will be paid on or about October 16, 2025, to shareholders of record as of October 9, 2025.
2025 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.75 to $0.79 per diluted share in 2025. The Company is raising its 2025 NAREIT FFO guidance range to $2.06 to $2.10 per diluted share from $2.04 to $2.10 per diluted share, and its Core FFO guidance range to $2.02 to $2.06 per diluted share from $2.00 to $2.06 per diluted share, based, in part, on the following assumptions:
▪2025 Same Property NOI range of 1.50% to 2.50%.
▪Full-year credit disruption of 1.85% of total revenues at the midpoint, inclusive of a 0.95% general bad debt reserve and a 0.90% impact from anchor bankruptcies.
▪Interest expense, net of interest income, excluding unconsolidated joint ventures, of $124.75 million at the midpoint.

The following table reconciles the Company’s 2025 net income guidance range to the Company’s 2025 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.75	$0.79
Realized gain on sales of operating properties, net	(0.46)	(0.46)
Depreciation and amortization	1.77	1.77
NAREIT FFO	$2.06	$2.10
Non-cash items	(0.04)	(0.04)
Core FFO	$2.02	$2.06
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Thursday, July 31, 2025, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Second Quarter 2025 Webcast. The dial-in registration link is: KRG Second Quarter 2025 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group (NYSE: KRG), a real estate investment trust (REIT), is a premier owner and operator of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, makes the KRG portfolio an ideal platform for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of June 30, 2025, the Company owned interests in 181 U.S. open-air shopping centers and mixed-use assets, comprising approximately 29.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, disruptions related to tariffs and other trade or sanction issues, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and

Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
Assets:
Investment properties, at cost	$7,423,024	$7,634,191
Less: accumulated depreciation	(1,661,279)	(1,587,661)
Net investment properties	5,761,745	6,046,530

Cash and cash equivalents	182,044	128,056
Tenant and other receivables, including accrued straight-line rent of $69,042 and $67,377, respectively	125,289	125,768
Restricted cash and escrow deposits	5,566	5,271
Deferred costs, net	208,683	238,213
Short-term deposits	—	350,000
Prepaid and other assets	96,278	104,627
Investments in unconsolidated subsidiaries	390,827	19,511
Assets associated with investment properties held for sale	87,908	73,791
Total assets	$6,858,340	$7,091,767

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,022,496	$3,226,930
Accounts payable and accrued expenses	180,564	202,651
Deferred revenue and other liabilities	227,807	246,100
Liabilities associated with investment properties held for sale	4,949	4,009
Total liabilities	3,435,816	3,679,690

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	102,891	98,074

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,858,193 and 219,667,067 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,198	2,197
Additional paid-in capital	4,867,036	4,868,554
Accumulated other comprehensive income	28,397	36,612
Accumulated deficit	(1,579,915)	(1,595,253)
Total shareholders’ equity	3,317,716	3,312,110
Noncontrolling interests	1,917	1,893
Total equity	3,319,633	3,314,003
Total liabilities and equity	$6,858,340	$7,091,767

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Rental income	$211,182	$205,836	$430,354	$411,649
Other property-related revenue	1,360	3,146	3,525	4,457
Fee income	853	3,452	1,278	3,767
Total revenue	213,395	212,434	435,157	419,873

Expenses:
Property operating	28,881	28,564	58,707	56,645
Real estate taxes	26,651	26,493	54,412	53,027
General, administrative and other	13,390	12,966	25,648	25,750
Depreciation and amortization	97,887	99,291	196,118	199,670
Impairment charges	—	66,201	—	66,201
Total expenses	166,809	233,515	334,885	401,293

Other (expense) income:
Interest expense	(34,052)	(30,981)	(67,006)	(61,345)
Income tax expense of taxable REIT subsidiaries	(199)	(132)	(209)	(290)
Gain (loss) on sales of operating properties, net	103,022	(1,230)	103,113	(1,466)
Equity in loss of unconsolidated subsidiaries	(3,238)	(174)	(3,845)	(594)
Gain on sale of unconsolidated property, net	—	—	—	2,325
Other income, net	480	4,295	4,538	7,923
Net income (loss)	112,599	(49,303)	136,863	(34,867)
Net (income) loss attributable to noncontrolling interests	(2,281)	665	(2,815)	385
Net income (loss) attributable to common shareholders	$110,318	$(48,638)	$134,048	$(34,482)

Net income (loss) per common share – basic and diluted	$0.50	$(0.22)	$0.61	$(0.16)

Weighted average common shares outstanding – basic	219,835,322	219,622,059	219,775,829	219,561,586
Weighted average common shares outstanding – diluted	219,949,868	219,622,059	219,888,939	219,561,586

Kite Realty Group
NAREIT Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income (loss)	$112,599	$(49,303)	$136,863	$(34,867)
Less: net income attributable to noncontrolling interests in properties	(81)	(74)	(151)	(141)
Less/add: (gain) loss on sales of operating properties, net	(103,022)	1,230	(103,113)	1,466
Less: gain on sale of unconsolidated property, net	—	—	—	(2,325)
Add: impairment charges	—	66,201	—	66,201
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	104,469	99,433	203,146	199,993
NAREIT FFO of the Operating Partnership(1)	113,965	117,487	236,745	230,327
Less: Limited Partners’ interests in FFO	(2,466)	(1,946)	(4,929)	(3,768)
FFO attributable to common shareholders(1)	$111,499	$115,541	$231,816	$226,559
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.51	$0.53	$1.05	$1.03
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.51	$0.53	$1.05	$1.03

Weighted average common shares outstanding – basic	219,835,322	219,622,059	219,775,829	219,561,586
Weighted average common shares outstanding – diluted	219,949,868	220,013,860	219,888,939	219,957,009

Weighted average common shares and units outstanding – basic	224,684,910	223,329,063	224,451,187	223,219,523
Weighted average common shares and units outstanding – diluted	224,799,456	223,720,864	224,564,297	223,614,946

Reconciliation of NAREIT FFO to Core FFO(2)
NAREIT FFO of the Operating Partnership(1)	$113,965	$117,487	$236,745	$230,327
Add:
Amortization of deferred financing costs	1,751	987	3,395	1,916
Non-cash compensation expense and other	3,048	2,906	5,564	5,628
Less:
Straight-line rent – minimum rent and common area maintenance	2,835	3,651	5,413	6,776
Market rent amortization income	1,879	2,390	5,421	4,657
Amortization of debt discounts, premiums and hedge instruments	890	3,734	3,646	7,490
Core FFO of the Operating Partnership	$113,160	$111,605	$231,224	$218,948
Core FFO per share of the Operating Partnership – diluted	$0.50	$0.50	$1.03	$0.98
(1)“NAREIT FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Includes the Company’s pro rata share from unconsolidated joint ventures.
NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.

Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and include adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change

Number of properties in Same Property Pool for the period(1)	175	175		175	175

Leased percentage at period end	93.2%	94.8%	93.2%	94.8%
Economic occupancy percentage at period end	90.3%	91.6%	90.3%	91.6%
Economic occupancy percentage(2)	90.4%	91.3%	91.1%	91.2%

Minimum rent	$150,706	$147,190		$301,765	$293,361
Tenant recoveries	41,704	40,364		84,876	81,361
Bad debt reserve	(1,521)	(1,562)		(3,469)	(2,072)
Other income, net	2,488	2,169		4,685	4,766
Total revenue	193,377	188,161		387,857	377,416

Property operating	(24,195)	(24,001)		(49,626)	(49,028)
Real estate taxes	(25,078)	(24,648)		(50,328)	(49,350)
Total expenses	(49,273)	(48,649)		(99,954)	(98,378)

Same Property NOI(3)	$144,104	$139,512	3.3%	$287,903	$279,038	3.2%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$144,104	$139,512		$287,903	$279,038
Net operating income – non-same activity(4)	12,906	14,413		32,857	27,396
Total property NOI	157,010	153,925	2.0%	320,760	306,434	4.7%
Other (expense) income, net	(2,104)	7,441		1,762	10,806
General, administrative and other	(13,390)	(12,966)		(25,648)	(25,750)
Impairment charges	—	(66,201)		—	(66,201)
Depreciation and amortization	(97,887)	(99,291)		(196,118)	(199,670)
Interest expense	(34,052)	(30,981)		(67,006)	(61,345)
Gain (loss) on sales of operating properties, net	103,022	(1,230)		103,113	(1,466)
Gain on sale of unconsolidated property, net	—	—		—	2,325
Net (income) loss attributable to noncontrolling interests	(2,281)	665		(2,815)	385
Net income (loss) attributable to common shareholders	$110,318	$(48,638)		$134,048	$(34,482)
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) our active development project at One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2024 and 2025; and (vi) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2025, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) our active development project at One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2024 and 2025; and (vi) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.

Kite Realty Group
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2025

Net income	$112,599
Depreciation and amortization	97,887
Interest expense	34,052
Income tax expense of taxable REIT subsidiaries	199
EBITDA	244,737
Unconsolidated EBITDA, as adjusted	5,689
Gain on sales of operating properties, net	(103,022)
Other income and expense, net	2,758
Noncontrolling interests	(210)
Pro forma adjustments(1)	(2,280)
Adjusted EBITDA	$147,672

Annualized Adjusted EBITDA(2)	$590,690

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,022,496
Add: Company share of unconsolidated joint venture debt	190,841
Add: debt discounts, premiums and issuance costs, net	3,082
Less: Partner share of consolidated joint venture debt(3)	(9,777)
Company’s consolidated debt and share of unconsolidated debt	3,206,642
Less: cash, cash equivalents and restricted cash	(201,796)
Company share of Net Debt	$3,004,846

Net Debt to Adjusted EBITDA	5.1x
(1)Pro forma adjustments relate to current quarter GAAP operating income for the sale of Fullerton Metrocenter and the sale of a 48% interest in three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025, as well as the Legacy West Joint Venture’s acquisition of Legacy West in April 2025, both of which joint ventures the Company owns a 52% noncontrolling interest.
(2)Represents Adjusted EBITDA for the three months ended June 30, 2025 (as shown in the table above) multiplied by four.
(3)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.